EXHIBITS

                                   EXHIBIT 3.1
                            ARTICLES OF INCORPORATION
                                       OF
                             NuOASIS PROPERTIES INC.

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations and to that end hereby adopts articles of incorporation as follows:

                                  ARTICLE ONE
                                      NAME

The name of the corporation is NU OASIS PROPERTIES, INC.

                                   ARTICLE TWO
                                    LOCATION

The principal office of this corporation is to be at 4550 WEST OAKEY BOULEVARD, SUITE #111-W, LAS VEGAS, NEVADA 89102.

                                  ARTICLE THREE
                                    PURPOSES

This corporation is authorized to carry on any lawful business or enterprise.

                                  ARTICLE FOUR
                                  CAPITAL STOCK

The amount of the total authorized capital stock of this corporation is 25,000 SHARES AT NO PAR VALUE. Such shares are non-assessable.

                                  ARTICLE FIVE
                                    DIRECTORS

The members of the governing board of this corporation shall be styled directors. There will be one member to the first Board of Directors. The name and address of the member of the first Board of Directors is: JULIE RODRIGUEZ, c/o FAR WEST LEGAL SERVICE INC., A NEVADA CORPORATION, 4550 WEST OAKEY BLVD., SUITE #111-W, LAS VEGAS, NEVADA 89102.

Directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director. This provision does not eliminate or limit the liability of a director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law of the payment of dividends in violation of NRS 78.300.


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                                   ARTICLE SIX
                                  INCORPORATORS

The name and address of the incorporator is JULIE RODRIGUEZ, c/o FAR WEST LEGAL SERVICE INC., A NEVADA CORPORATION, 4550 WEST OAKEY BOULEVARD, SUITE #111-W, LAS VEGAS, NEVADA 89102.

                                  ARTICLE SEVEN
                               PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.

                                  ARTICLE EIGHT
                     AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

                                  ARTICLE NINE
                            STATUTORY RESIDENT AGENT

The corporation does hereby name, constitute and appoint as its statutory resident agent within the State of Nevada for receipt of process of any other lawful purpose, FAR WEST LEGAL SERVICE INC., A NEVADA CORPORATION, 4550 WEST OAKEY BOULEVARD, SUITE #111-W, LAS VEGAS, NEVADA 89102. This appointment of resident agent shall be continuous unless otherwise changed by the Board of Directors of the corporation acting pursuant to the laws of the State of Nevada.

                                   ARTICLE TEN
                                VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

IN WITNESS WHEREOF the undersigned, JULIE RODRIGUEZ for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this 14th day of March, 1997.

                                   INCORPORATOR:

                                   /s/ Julie Rodriguez

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STATE OF CALIFORNIA
COUNTY OF RIVERSIDE

On 14th day of March, 1997 before me, Joanne W. Smith, personally appeared JULIE RODRIGUEZ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS by hand and official seal.


                                      /s/ Joanne W. Smith
                                        SIGNATURE OF NOTARY

Notary stamp or seal

Date   3-14-97




CERTIFICATE OF ACCEPTANCE
OF APPOINTMENT BY RESIDENT AGENT

FAR WEST LEGAL SERVICE INC., A NEVADA CORPORATION hereby certifies that on the 14th day of March 1997, we accepted appointment as Resident Agent for NU OASIS PROPERTIES, INC. in accordance with Section 78.090, NRS 1957.

Furthermore, FAR WEST LEGAL SERVICE INC., A NEVADA CORPORATION hereby certifies that the principal office in this state is located at 4550 WEST OAKEY BLVD., SUITE #111-W, LAS VEGAS, NEVADA 89102.

In Witness Whereof, I have hereunto set my hand this 14th day of March, 1997.



                                     /s/ Julie Rodriguez
                                     JULIE RODRIGUEZ
                                     FAR WEST LEGAL SERVICE, INC.,
                                     a NEVADA CORPORATION

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